Exhibit 1.1

4,750,000 Shares of Common Stock and

Warrants to Purchase 2,375,000 Shares of Common Stock

MILESTONE SCIENTIFIC INC.

UNDERWRITING AGREEMENT

April 9, 2020

Maxim Group LLC

405 Lexington Avenue

New York, NY 10174

Ladies and Gentlemen:

Milestone Scientific Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, (this “Agreement”), to sell to you, Maxim Group LLC (“Maxim” or the “Underwriter”), an aggregate of 4,750,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and warrants (the “Warrants”) with the rights to purchase 2,375,000 shares of Common Stock at an exercise price of $1.20 per share (together, “Securities”). In addition, the Company proposes to grant to the Underwriter an option to purchase up to an additional 712,500 shares of Common Stock (the “Option Shares”) and/or additional Warrants (the “Option Warrants”) to purchase up to 356,250 shares of Common Stock from the Company for the purpose of covering over-allotments in connection with the sale of the Securities (collectively, the “Option Securities”). The Securities and the Option Securities are collectively referred to herein as the context requires as the “Transaction Securities.”

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-3 (File No. 333-231178), including the related base prospectus and all exhibits, financial schedules and all documents and information deemed to be a part thereof (the “Registration Statement”) and the related based prospectus pursuant to Rule 424(b)(2) under the Securities Act dated May 16, 2019, covering the registration of certain classes of securities of the Company (including the Common Stock and Warrants) under the Securities Act for offer and sale from time to time in accordance with Rule 415 of the Rules. The Registration Statement was declared effective by the Commission on May 16, 2019 (the “Effective Date”). Promptly after execution and delivery of this Agreement, the Company will file a prospectus supplement in accordance with the provisions of Rule 430B and paragraph (b) of Rule 424 of the Securities Act. The term “Rule 430B Information” means any information included in such prospectus supplement that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B. The term “Preliminary Prospectus” means each base prospectus and prospectus supplement used in connection with the offering of the Transaction Securities that omitted Rule 430B Information, including any document incorporated by reference therein at such time. If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the Preliminary Prospectus and the final prospectus supplement that includes Rule 430B Information filed with the Commission pursuant to Rule 424(b), including any document incorporated by reference therein at such time. The term “subsidiaries” with respect to the Company means the Company’s majority owned or controlled subsidiaries, which for clarity includes all the subsidiaries of the Company except Milestone China.

The Company understands that the Underwriter proposes to make a public offering of Securities (the “Offering”), as set forth in and pursuant to the Prospectus, as soon after the date of this Agreement as the Underwriter deems advisable. The Company hereby confirms that the Underwriter has been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer-Represented Free Writing Prospectus, if any (as hereinafter defined) and is authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriter).

1.     Sale, Purchase, Delivery and Payment for Securities. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a)     The Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Securities at a purchase price of $0.883499907 per share of Common Stock and $0.000000093 per Warrant, representing a 7% discounted price from the price the Underwriter shall sell the Securities to the public.

(b)     The Company hereby grants to the Underwriter an option to purchase all or any part of the Option Shares at a price per share equal to $0.883499907, and/or all or any part of the Option Warrants at $0.000000093 per warrant. Such option may be exercised only to cover over-allotments in the sales of Securities by the Underwriter and may be exercised in whole or in part at any time on or before 12:00 noon, Eastern Daylight Time (“EDT”), on the business day before Securities Closing Date (as defined below), and from time to time thereafter within 45 days after the date of this Agreement, in each case upon written or electronic notice, or verbal or telephonic notice confirmed by written or electronic notice, by the Underwriter to the Company no later than 12:00 noon, EDT, on the business day before Securities Closing Date or at least one business day before the Option Securities Closing Date (as defined below), as the case may be, setting forth the number of Option Shares and Option Warrants to be purchased and the time and date (if other than Securities Closing Date) of such purchase.

(c)     For a period of twelve months from the final Closing Date (as defined below), if the Company, any subsidiary or affiliate of the Company or any successor to the Company decides to engage any placement agent, underwriter or investment bank on a fee basis in connection with a private placement or public offering of securities of the Company or any of its subsidiaries, affiliates or successor (a “Subsequent Offering”), then the Company shall provide prompt written notice of the Subsequent Offering to the Underwriter. The Underwriter will then be entitled to a ten business day right of first refusal (the “ROFR”), beginning on the day it receives such written notice from the Company, to act as agent or manager for the Subsequent Offering. The terms of the engagement presented to the Underwriter must be the same as those discussed or negotiated with any other placement agent, underwriter or investment bank. In order to exercise this ROFR, the Underwriter must deliver written notice to the Company of such exercise within such ten business day period. Should the Underwriter decline to accept this engagement, or fails to deliver written notice to the Company within the ten business day period, the Company may then freely pursue the Subsequent Offering with any other placement agent, underwriter or investment bank.

(d)     Payment of the purchase price for, and delivery of the Securities as provided for in Section 1(e) hereof, shall be made at the offices of Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174 or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 a.m., EDT, on the second (or if Securities are priced, as contemplated by Rule 15c6-1(c) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), after 4:30 p.m. EDT, fourth) business day following the date of this Agreement, or such earlier date as the parties agree (such time and date of delivery and payment are called the “Securities Closing Date”). In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price, and delivery of such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each date of delivery as specified in the notice from the Underwriter to the Company (such time and date of delivery and payment are called the “Option Securities Closing Date”). Securities Closing Date and any Option Securities Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(e)     Payment shall be made to the Company by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company against delivery of the securities comprising Securities to the Underwriter of Securities or Option Securities to be purchased by it.

(f)     The Securities or Option Securities shall be delivered on each Closing Date (or the Option Securities Closing Date in the case of Option Securities) by or on behalf of the Company to the Underwriter through the facilities of the Depository Trust Company (“DTC”) for the account of the Underwriter.

2.     Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as of the date hereof, as of Securities Closing Date and as of each Option Securities Closing Date (if any), as follows:

(a)     The Company meets the requirements for use of Form S-3 for registration under the Securities Act, including the registrant requirements set forth in General Instruction I.A. of that form and the transaction requirements set forth in General Instruction I.B.6. of that form. The Registration Statement (including any Rule 462(b) Registration Statement) has been declared effective by the Commission or became automatically effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated by the Commission or any other governmental entity. No order preventing or suspending the use of any Prospectus has been issued and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated by the Commission or any other governmental entity. The Company has fully complied with any request on the part of the Commission or other governmental entity for additional information.

(b)     At the Effective Date, at the date hereof, at the Closing Date and at the Option Securities Closing Date (if any), each of the Registration Statement and any amendment or supplement thereto complied, complies and will comply in all material respects with the requirements of the Securities Act and the Rules, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the respective dates of the Prospectus or such amendment or supplement, at the respective times that the Prospectus and any such amendment or supplement were issued, at any of the Closing Dates, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)     Each Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the Rules, and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)     At the Securities Closing Date, each Issuer-Represented Free Writing Prospectus (as defined below) identified on Schedule I hereto and the Prospectus (collectively, the “General Disclosure Package”), did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this section and elsewhere in this Agreement, “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(e)     Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriter as described in Section 4(a)(iii), does not and will not include any information that conflicted, conflicts or will conflict in any material respect with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any other prospectus deemed to be a part thereof that has not been superseded or modified.

(f)     At the Effective Date, (B) at the earliest time after the Effective Date that the Company or another offering participant made a bonafide offer (within the meaning of Rule 164(h)(2) of the Rules) of the Securities and (C) at the execution of this Agreement (with such time of execution being used as the determination date for the purpose of this clause (C)), the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act (“Rule 405”), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(g)     The representations and warranties in this section shall not apply to statements in or omissions from the Registration Statement or the General Disclosure Package or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter specifically for use therein; provided that the Company acknowledges that the only information furnished in writing by the Underwriter for use therein consists solely of the disclosure contained in the “Underwriting” section of the Prospectus (the “Underwriter Information”).

(h)     The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the General Disclosure Package, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, as applicable, and when read together with the other information in the Registration Statement or the General Disclosure Package, as the case may be, (a) at the Effective Date, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the Securities, (c) at the Closing Date and (d) if any Option Securities are purchased, at the Option Securities Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)     The consolidated financial statements of the Company and its subsidiaries (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement or the General Disclosure Package present fairly in all material respects the financial position of such entities at the dates indicated and the statement of operations, stockholders’ equity and cash flows of, or such other permitted financial statements for, such entities for the periods specified, and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, except in the case of unaudited financials which are subject to normal year-end adjustments and do not contain certain footnotes. Any pro forma financial statements and the related notes thereto included in the Registration Statement and the General Disclosure Package present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and subject to such rules and guidelines, the Company believes the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the General Disclosure Package under the Securities Act or the Rules promulgated thereunder.

(j)     Friedman LLP (the “Auditor”), whose reports are filed with the Commission as a part of the Registration Statement and Prospectus, is and, during the periods covered by their reports, was, to the knowledge of the Company, an independent public accounting firm as required by the Securities Act, the Rules and the rules and regulations of the Public Company Accounting Oversight Board.

(k)     The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l)     The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the General Disclosure Package and to enter into and perform its obligations under this Agreement and the various other agreements required hereunder and thereunder to which it is a party; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations or business affairs (as described in the Registration Statement and the General Disclosure Package) of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”).

(m)     Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement or the General Disclosure Package, all of the issued and outstanding capital stock or equity interests of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or equity interests of any subsidiary was issued in violation of any preemptive or similar rights of any securityholder of such subsidiary. The Company holds a variable interest in Milestone China for which it has determined it is not the primary beneficiary. Milestone Education LLC, a subsidiary of the Company, is a shell company with no current assets or liabilities material to either Milestone Education LLC or the Company.

(n)     The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement or the General Disclosure Package. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Registration Statement or the General Disclosure Package, other than with respect to any shares reserved pursuant to the Company’s equity incentive plan as disclosed in the Registration Statement or the General Disclosure Package, (i) no shares of capital stock of the Company are reserved for any purpose, (ii) no outstanding securities are convertible into or exchangeable for any shares of capital stock of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company.

(o)     All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement, the Warrants and the issuance and sale of the Common Stock and the Common Stock underlying the Warrants. This Agreement has been duly authorized, executed and delivered by the Company and the Warrants, upon issuance, will have been duly authorized, executed and delivered by the Company.

(p)     When issued, the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities law; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(q)     The Securities have been duly authorized for issuance and sale to the Underwriter or its nominees pursuant to this Agreement, and when the Common Stock has been issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, such Common Stock will be validly issued and fully paid and non-assessable; and the issuance of the Common Stock is not subject to any preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement and the General Disclosure Package and such description conforms in all material respects to the rights set forth in the instruments defining the same; and no holder of the Common Stock will be subject to personal liability by reason of being such a holder.

(r)     The shares of Common Stock underlying the Warrants have been duly authorized for issuance, conform to the description thereof in the Registration Statement, the General Disclosure Package and in the Prospectus and have been validly reserved for future issuance and will, upon exercise of the Warrants and payment of the exercise price thereof, be duly and validly issued, fully paid and non-assessable and will not be subject to the preemptive or other similar rights of any securityholder of the Company. No holder of the Common Stock received upon exercise of the Warrants will be subject to personal liability by reason of being such a holder.

(s)     The capitalization of the Company as of the end of the period covered by its most recently filed periodic report under the Exchange Act was as set forth in such periodic report.  Except as set forth in the Registration Statement and the General Disclosure Package, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock (“Common Stock Equivalents”) which Common Stock Equivalents have been disclosed in the Registration Statement and the General Disclosure Package.  No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the this Agreement, except such rights which have been waived prior to the date hereof.  Except as set forth on Schedule 2(s) or as a result of the purchase and sale of the Securities or as disclosed in the Registration Statement and the General Disclosure Package, and except for options granted under the Company’s stock option plans or subscription rights pursuant to the Company’s employee stock purchase plans, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any subsidiary.  The issuance and sale of the Securities will not obligate the Company or any subsidiary to issue shares of Common Stock or other securities to any person (other than the Underwriter). Except as set forth in the Registration Statement and the General Disclosure Package, there are no outstanding securities or instruments of the Company or any subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any subsidiary. There are no outstanding securities or instruments of the Company or any subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to redeem a security of the Company or such subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(t)     The Company and each of its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies, including but not limited to all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) of the U.S. Department of Health and Human Services, the Centers for Medicare & Medicaid Services, and any other state, local, federal or comparable foreign agencies or bodies engaged in the regulation of medical devices or similar materials, or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business as presently conducted, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed in all material respects all their respective obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of such entity thereunder, except as disclosed in the Registration Statement or the General Disclosure Package. Except as may be required under the Securities Act, state and foreign Blue Sky laws and the rules of the Financial Industry Regulatory Authority (“FINRA”) and the NYSE American LLC (“NYSE American”), no other Permits are required to enter into, deliver and perform the obligations of the Company under this Agreement, the Warrants and for the Company to issue and sell the Securities.

(u)     Neither the Company nor any of its subsidiaries has received any written notice or other communication from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA regarding material non-compliance with the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §301 et seq, (the “FDCA”) and applicable FDA regulations or similar laws, statutes, ordinances, rules or regulations of any other foreign, federal, state or local governmental or regulatory authority, including, but not limited to, any deficiency, or any other compliance or enforcement action. There has not been any material non-compliance with or violation of any applicable laws by the Company or any of its subsidiaries that could reasonably be expected to require the issuance of any such communication, or an investigation, corrective action or enforcement action by the FDA or similar governmental or regulatory authorities. To the Company’s knowledge, no review or investigation by a governmental or regulatory authority is pending and no such review or investigation has been threatened, except as disclosed in the Registration Statement or the General Disclosure Package.

(v)     The Company has not had any product or manufacturing site (whether Company-owned or, to the Company’s knowledge, that of a contract manufacturer for Company products) subject to a governmental authority (including, without limitation, the FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company products, processes or operations, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance with any applicable laws. To the Company’s knowledge, neither the FDA nor any other governmental authority has threatened such action.

(w)     All nonclinical tests and all clinical trials (“Studies, Trials and Tests”) conducted by or on behalf of, or sponsored by, the Company or any of its subsidiaries, or in which the Company or its subsidiaries has participated, were and, if still pending, are being conducted in all material respects in accordance with: (1) experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company, and (2) all applicable federal statutes, rules and regulations of the FDA, the European Medicines Agency (“EMA”) and other comparable regulatory agencies outside of the United States to which they are subject. The Company has not received any notices or correspondence from the FDA, EMA or any other comparable foreign, state or local governmental body exercising comparable authority or any institutional review board or comparable ethical and scientific review authority requiring or threatening the termination, suspension or material modification of any Studies, Tests and Trials conducted by or on behalf of, or sponsored by, the Company or its subsidiaries or in which the Company or its subsidiaries has participated, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(x)     Neither the Company nor any of its subsidiaries has made any knowingly false statements on, or uncorrected or uncompleted material omissions from, any applications, approvals, reports or other submissions to any applicable regulatory authority, or in or from any other records and documentation prepared or maintained to comply with the requirements of the FDA or any comparable regulatory authority relating to the Company’s product candidates.

(y)     The Company and each of its subsidiaries owns or possesses, and will continue to own or possess immediately following the Closing in all material respects, legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, software, know-how and other similar rights and proprietary knowledge as presently conducted (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses.

(z)     There are no inventorship challenges, opposition or nullity proceedings or interferences declared, commenced, provoked, or, to the Company’s knowledge, threatened with respect to any patents or patent applications owned or licensed by the Company (excluding for the avoidance of doubt, normal processing of any patent or patent application before applicable patent authorities). To the Company’s knowledge, no person or entity (including any current or former employee or consultant of the Company) is infringing, violating or misappropriating any of the Intellectual Property owned or licensed by the Company. To the Company’s knowledge, neither the conduct nor sales nor use of any products or services offered by the Company infringes, violates, or constitutes a misappropriation of any Intellectual Property of a third party.

(aa)     The Company and its subsidiaries have complied with their duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all Intellectual Property registrations filed by or on behalf of the Company or any of its subsidiaries and have made no material misrepresentation in such applications.

(bb)     All assignments of Intellectual Property owned by the Company and its subsidiaries have been properly executed and recorded, except for such deficiencies as would not materially affect the enforceability thereof. To the Company’s knowledge, all Intellectual Property owned and licensed by the Company is valid and enforceable. All issuance, renewal, maintenance and other payments that are or have become due with respect to Intellectual Property owned by the Company and used by the Company that are material to the conduct of its business as presently conducted have been timely paid by or on behalf of the Company. There are no third-party joint owners of any Intellectual Property owned by the Company.

(cc)     The Company has not used open source materials, in a manner that grants, to any third party, any rights or immunities under Intellectual Property owned by the Company (including using any open source materials that require, as a condition of exploitation of such open source materials, that other software incorporated into, derived from or distributed with such open source materials be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works, or (iii) redistribute at no charge or minimal charge).

(dd)     Each employee of the Company or any of its subsidiaries who is engaged in the creation and development of inventions, discoveries or improvements to the Company’s product portfolio has executed a written agreement expressly assigning to the Company or its relevant subsidiary all of such employee’s right, title and interest in any inventions, discoveries, or improvements, whether or not patentable, invented, created, developed, conceived or reduced to practice during the term of such employee’s employment and related to the work performed by such person for the Company or its relevant subsidiary, and all Intellectual Property rights therein.

(ee)     Subsequent to the respective dates as of which information is given in the Registration Statement and the General Disclosure Package: (i) there has not been any event which would reasonably be expected to result in a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would reasonably be expected to materially affect the financial results or financial condition of the Company or any of its subsidiaries. Except as disclosed in the Registration Statement and the General Disclosure Package, since the date of the latest balance sheet included in the Registration Statement and the General Disclosure Package, neither the Company nor any of its subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(ff)     There is no document, contract or other agreement required to be described in the Registration Statement or the General Disclosure Package or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement or the General Disclosure Package accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement or the General Disclosure Package or filed as exhibits to the Registration Statement is, or upon consummation of the Offering will be, in full force and effect and is valid and enforceable in all material respects by and against the Company or any of its subsidiaries, as the case may be, in accordance with its terms, except (i) such contracts or other agreements that have terminated or expired in accordance with their terms as disclosed in the Registration Statement and the General Disclosure Package, and (ii) as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to indemnification thereunder, except as rights may be limited by applicable law or policies underlying such law. To the knowledge of the Company, neither the Company nor any of its subsidiaries is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any of its subsidiaries, if a subsidiary is a party thereto, of any other agreement or instrument to which it is a party or by which it or its properties or business may be bound or affected which default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(gg)     The statistical and market related data included in the Registration Statement and the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement or the General Disclosure Package.

(hh)     Neither the Company nor any of its subsidiaries (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of limited partnership, agreement of limited partnership, certificate of formation, operating agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any of its subsidiaries pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clause (ii) or (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(ii)     Neither the execution, delivery and performance of this Agreement and the Warrants by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Securities) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to the terms of: (i) any indenture, mortgage, deed of trust or other agreement or instrument to which either of the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to either of the Company or any of its subsidiaries, or (ii) violate any provision of certificate or articles of incorporation, by-laws, certificate of limited partnership, agreement of limited partnership, certificate of formation, operating agreement or other organizational documents of either of the Company or any of its subsidiaries, except (A) in the case of clause (i) above, for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (B) for such consents or waivers which have already been obtained and are in full force and effect.

(jj)     Except as otherwise set forth in the Registration Statement and the General Disclosure Package, no holder of any security of the Company has any right, which has not been waived or satisfied prior to the date hereof, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder. Each director and executive officer of the Company listed on Schedule II hereto has delivered, or will deliver on or prior to the Securities Closing Date, to the Underwriter his, her or its written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(kk)     Except as disclosed in the Registration Statement or the General Disclosure Package, there are no legal or governmental proceedings pending to which either of the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(ll)     Neither the Company nor any of its subsidiaries is involved in any labor dispute or, to the knowledge of the Company, is any such dispute threatened, which dispute would reasonably be expected to result in a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries, principal suppliers or contractors which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between either of the Company or any of its subsidiaries and any of its executive officers and has no reason to believe that such officers will not remain in the employment of the Company or its subsidiaries, as the case may be.

(mm)     No transaction has occurred between or among either of the Company, its subsidiaries and any of their officers or directors, or five percent stockholders or any affiliate or affiliates of any such officer or director or five percent stockholders that is required to be described in and is not described in the Registration Statement or the General Disclosure Package.

(nn)     Neither the Company nor any of its subsidiaries has taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any other security of the Company to facilitate the sale or resale of any of Securities.

(oo)     Based on the consolidated financial condition of the Company as of the Securities Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Securities Closing Date.  The Registration Statement and the General Disclosure Package sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments.  Neither the Company nor any subsidiary is in default with respect to any Indebtedness. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with the United States generally accepted accounting principles.

(pp)     The Company and its subsidiaries have filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects, or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by the Company to the extent that the same are material and have become due. There are no material tax audits or investigations pending; nor are there any material proposed additional tax assessments against either the Company or its subsidiaries.

(qq)     An application for the listing of the Common Stock and the Common Stock underlying the Warrants has been submitted to the NYSE American and all information requested by the NYSE American has been provided. The Company has no reason to believe that the listing application will not be approved. The Company has filed with the Commission a Form 8-A (File No. 001-14053) to register under Section 12(b) of the Exchange Act the Common Stock. The registration of the Common Stock under the Exchange Act has been declared effective by the Commission. The Common Stock has been registered as a class of securities pursuant to Section 12(b) of the Exchange Act.

(rr)     The Company has not taken any action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NYSE American, nor, except as disclosed in the Registration Statement and General Disclosure Package, has the Company received any notification that the Commission or the NYSE American is contemplating terminating such registration or listing.

(ss)     The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. Except as disclosed in the Registration Statement or the General Disclosure Package, the Company and such subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(tt)     The Company is not aware of (i) any material weakness or significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls, except as disclosed in the Registration Statement or the General Disclosure Package; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(uu)     Except as disclosed in the Registration Statement or the General Disclosure Package, and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditor has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(vv)     Except as disclosed in the Registration Statement or in the General Disclosure Package , there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(ww)     The Company’s Board of Directors has validly established an audit committee whose composition satisfies, and upon completion of the Offering will satisfy, the requirements of Section 803B of the NYSE American Listing Rules and the Board of Directors and/or the audit committee of the Board of Directors has adopted a charter that satisfies the requirements of Section 803B of the NYSE American Listing Rules.

(xx)     The Company’s Board of Directors has validly established a compensation committee whose composition satisfies, and upon completion of the Offering will satisfy, the requirements of Section 805 of the NYSE American Listing Rules and the Board of Directors and/or the compensation committee of the Board of Directors has adopted a charter that satisfies the requirements of Section 303A of the NYSE American Listing Rules.

(yy)     The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply. The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or any of its subsidiaries, or to or for any family member or affiliate of any director or executive officer of the Company or any of its subsidiaries.

(zz)     The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company does not have any reason to believe that it or any of its subsidiaries will not be able (A) to renew, if desired, its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and not at a cost that is materially more significant. Neither the Company nor any of its subsidiaries has been denied any insurance coverage that it has sought or for which it has applied.

(aaa)     There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriters or the sale of Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by the FINRA.

(bbb)     Except as disclosed in the Registration Statement or the General Disclosure Package, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(ccc)     None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(ddd)     To the knowledge of the Company, no: (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Underwriter and its counsel if it becomes aware that any officer, director or stockholder of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(eee)     Except as disclosed in the Registration Statement or the General Disclosure Package: (i) the Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business; (ii) neither the Company nor any of its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance in all material respects with all terms and conditions of any such permit, license or approval; (iv) to the knowledge of the Company, no facts currently exist that will require either Company or its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by either of the Company or its subsidiaries has been designated as a “Superfund site” pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”), or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor its subsidiaries has been named as a “potentially responsible party” under CERCLA.

(fff)     The Company is not and, after giving effect to the Offering, the sale of Securities and the application of proceeds thereof as described in the General Disclosure Package, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ggg)     Neither the Company nor any other person associated with it or acting on its behalf including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has, directly or indirectly, while acting on behalf of the Company or its subsidiaries: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(hhh)     The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and its subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(iii)     Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to its subsidiaries or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jjj)     Neither the Company nor any of its directors or officers or, to the best knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company has engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act of 1996, the National Defense Authorization Act for Fiscal Year 2012, the National Defense Authorization Act for Fiscal Year 2013, the Iran Threat Reduction and Syria Human Rights Act of 2012 or any Executive Order relating to any of the foregoing (collectively, and as each may be amended from time to time, the “Iran Sanctions”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of engaging in any activities sanctionable under the Iran Sanctions.

(kkk)     Except as described in the Registration Statement, the General Disclosure Package or Schedule 2(iii) attached hereto, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants. Neither the Company nor any of its affiliates (as such term is defined under Rule 144 of the Securities Act) has, prior to the date hereof, made any offer or sales of any securities which are required to be “integrated” pursuant to the Securities Act or the Rules with the offer and sale of the Securities pursuant to the Registration Statement.

(lll)     The Company fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability. The execution of this Agreement and the Warrants and consummation of the Offering does not constitute a triggering event under any plan or any other employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of the Company or any of its subsidiaries.

(mmm)     The statements in the Registration Statement and the General Disclosure Package under the headings “Description of Securities,” “Indemnification of Directors and Officers,” “Executive Compensation” and “Certain Relationships and Related Transactions, and Director Independence” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(nnn)     All information contained in the questionnaires completed by each of the Company’s officers and directors and provided to the Underwriter as well as the biographies of such individuals in the Registration Statement is true and correct in all material respects and the Company has not become aware of any information that would cause the information disclosed in the questionnaires completed by the directors and officers to become inaccurate and incorrect in any material respect.

(ooo)     The Company and its subsidiaries own or lease all such properties as are necessary to the conduct of its business as presently operated as described in the Registration Statement or the General Disclosure Package. The Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all liens except such as are described in the Registration Statement and the General Disclosure Package or such as do not (individually or in the aggregate) materially affect the business or prospects of the Company or its subsidiaries. Any real property and buildings held under lease or sublease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and its subsidiaries. Neither the Company nor any of its subsidiaries has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or its subsidiaries.

(ppp)     Except as disclosed in the Registration Statement or the General Disclosure Package, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any of its subsidiaries is a party or of which any property, operations or assets of the Company or any of its subsidiaries is the subject. To the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated.

3.     Conditions of the Underwriter’s Obligations. The obligation of the Underwriter to purchase the Transaction Securities is subject to each of the following terms and conditions:

(a)     The Registration Statement has become effective and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Underwriter. A prospectus containing Rule 430B Information shall have been filed with the Commission in the manner and within the period required by Rule 424(b) (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430B. Any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.

(b)     The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company shall have performed in all material respects all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.

(c)     The Underwriter shall have not reasonably determined, and advised the Company, that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto contains an untrue statement of fact which, in the Underwriter’s reasonable opinion, is material, or omits to state a fact which, in the Underwriter’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(d)     The Underwriter shall have received on each Closing Date a certificate, addressed to the Underwriter and dated such Closing Date, of the interim chief executive officer and chief financial officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed in all material respects all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement, the Prospectus and any individual Issuer-Represented Free Writing Prospectus and, in their opinion (A) as of each Closing Date, neither (i) the General Disclosure Package, nor (ii) any individual Issuer-Represented Free Writing Prospectus, when considered together with the General Disclosure Package, included, any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the General Disclosure Package; (iv) the Common Stock and the Common Stock underlying the Warrants have been approved for listing on the NYSE American; (v) except as previously delivered in writing to Underwriter’s legal counsel, there are no meeting minutes, written consents or other documents concerning proceedings of the Company’s board of directors, the committees of the Company’s board of directors, or the Company’s shareholders that (A) relate to matters material to the Offering or (B) concern matters which could have a Material Adverse Effect on the Company and its business, except as disclosed in the Registration Statement, and all such meeting minutes, written consents or other documents concerning proceedings are true, correct and complete copies thereof for the periods covered thereby and, except as previously disclosed to Underwriter’s legal counsel in writing, there have been no material changes, additions or alterations to said meeting minutes, written consents or other documents concerning proceedings; (vi) the Company identifies the duly appointed transfer agent and registrar with respect to the Common Stock; (vii) each person who, as a director or officer of the Company or attorney-in-fact of such director or officer that signed (A) the Registration Statement or any power of attorney pursuant to which such Registration Statement or amendments thereto were signed, (B) the certificates representing the Common Stock, (C) any other document delivered previously or on the date of such certificate in connection with the Registration Statement were, at the time of the filing, or any such amendment with the Commission, and is now duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures or, in the case of the certificates representing Common Stock, true copies thereof; (viii) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act; and (ix) there has not occurred any Material Adverse Effect or to their knowledge any event that is likely to result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(e)     The Underwriter shall have received on the Closing Date a certificate, addressed to the Underwriter and dated such Closing Date, of the chief financial officer of the Company to the effect that (i) attached to such certificate is a true, complete copy of the certificate of incorporation of the Company, as amended, and that no action has been taken by the Company’s board of directors or, to such officer’s knowledge, stockholders to further amend the certificate; (ii) such officer certifies the signatures of the officers of the Company; (iii) attached to such certificate is a true, complete copy of the bylaws of the Company in full force and effect and no action has been taken by the Company’s board of directors or, to such officer’s knowledge, stockholders to amend the bylaws; (iv) attached to such certificate are true, complete and correct copies of resolutions duly and validly adopted by the board of directors of the Company in accordance with Delaware law relating to the Offering, that such resolutions have not been amended, suspended, modified, rescinded or revoked, and remain in full force and effect, and such resolutions are the only resolutions adopted by the Company’s board of directors relating to the Offering; (v) such officer has carefully examined the Registration Statement, the Prospectus, the General Disclosure Package and (A) as of the Effective Date, the Registration Statement and Prospectus did not include, and as of the applicable time the General Disclosure Package did not include any untrue statement of a material fact, nor did they omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the General Disclosure Package or the Prospectus; and (vi) there has not occurred any Material Adverse Effect since the date of the Registration Statement and the Prospectus and no event that is likely to result in a Material Adverse Effect has occurred since such dates.

(f)     The Underwriter shall have received: (i) simultaneously with the execution of this Agreement a signed letter from the Auditor addressed to the Underwriter and dated the date of this Agreement, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the General Disclosure Package, and (ii) on each Closing Date, a signed letter from the Auditor addressed to the Underwriter and dated the date of such Closing Date(s), in form and substance reasonably satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g)     On the Closing Date, the Underwriter shall have received the opinion, dated as of such Closing Date, of Golenbock Eiseman Assor Bell &Peskoe LLP, as counsel to the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

(h)     On the Closing Date, the Underwriter shall have received the favorable intellectual property legal opinions, dated as of such Closing Date, from both United States and foreign intellectual property legal counsel to the Company, in form and substance reasonably satisfactory to counsel for the Underwriter.

(i)     On the Closing Date, there shall have been furnished to the Underwriter the negative assurance letter of Harter Secrest & Emery LLP, counsel to the Underwriters, dated such Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(j)     All proceedings taken in connection with the sale of Transaction Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and its counsel.

(k)     The Underwriter shall have received copies of the Lock-up Agreements in form and substance reasonably satisfactory to counsel for the Underwriter executed by each entity or person listed on Schedule II hereto.

(l)     The Company shall have received approval of the listing of the Common Stock and the Common Stock underlying the Warrants on the NYSE American. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the NYSE American, nor, except as disclosed in the Registration Statement and General Disclosure Package, has the Company received any information indicating that the Commission or NYSE American is contemplating terminating such registration or listing. The Common Stock and the shares of Common Stock underlying the Warrants shall be DTC eligible.

(m)     Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement or the General Disclosure Package: (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company or its subsidiaries, (ii) except as set forth or contemplated by the Registration Statement or the General Disclosure Package, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the assets, properties, condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Company or its subsidiaries considered as a whole that makes it impractical or inadvisable in the Underwriter’s judgment to proceed with the purchase or offering of Transaction Securities as contemplated hereby.

(n)     On the Securities Closing Date, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and agreements in connection with the Offering.

(o)     The Company shall have furnished or caused to be furnished to the Underwriter such further customary certificates or documents as the Underwriter shall have reasonably requested.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as required by this Agreement, the obligation of the Underwriter to consummate the Closing hereunder may be cancelled by the Underwriter after notice of such cancellation shall have be given to the Company in writing and the Company shall have been given a reasonable period of time to satisfy such condition (if such condition is capable of being satisfied).

4.     Covenants and Other Agreements of the Company.

(a)     The Company covenants and agrees as follows:

(i)     The Company shall comply with the requirement of Rule 430B, as applicable, and shall promptly advise the Underwriter in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or any “free writing prospectus” as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Transaction Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any Issuer-Represented Free Writing Prospectus unless the Company has furnished the Underwriter a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects. The Company shall use best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(ii)     If, at any time when a prospectus relating to Transaction Securities (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the third sentence of Paragraph (i) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iii)     If at any time following issuance of an Issuer-Represented Free Writing Prospectus, if any, there occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus would conflict with the information contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)     The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(v)     The Company shall furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request. If applicable, the copies of the Registration Statement, preliminary prospectus, any Issuer-Represented Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi)     The Company shall cooperate with the Underwriter and its counsel in endeavoring to qualify the Transaction Securities for offer and sale in connection with the Offering under the laws of such jurisdictions as the Underwriter may designate and shall maintain such qualifications in effect so long as required for the distribution of the Transaction Securities; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(vii)     The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(viii)     The Company shall, during the term of the Lock-Up Agreements, enforce the terms thereof and impose stop-transfer restrictions on any sale or other transfer or disposition of Company securities until the end of the term of the Lock-Up Agreements.

(ix)     On or before completion of this Offering, the Company shall make all filings required under applicable securities laws and by the NYSE American (including any required registration under the Exchange Act).

(x)     The Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, its condition, financial or otherwise, or its earnings, business affairs or business prospects, or the Offering for a period of time ending on the first business day following the forty-fifth (45) day following the Closing Date, without the prior written consent of the Underwriter other than normal and customary releases issued in the ordinary course of the Company’s business or as required by law.

(xi)     The Company will apply the net proceeds from the Offering in the manner set forth under “Use of Proceeds” in the Prospectus.

(xii)     The Company will use commercial best efforts to effect and maintain the listing of the Common Stock (including the Common Stock into which the Warrants may be converted) on the NYSE American for at least three years after the Closing Date.

(xiii)     Except with respect to (x) the issuance of securities pursuant to the exercise or conversion of outstanding options or warrants or other rights to receive securities of the Company that exist as of the Closing Date; or (y) the issuance of securities pursuant to the Company’s 2011 Equity Compensation Plan, during the ninety (90) days following the Closing Date, the Company will not undertake any public or private offerings of any equity securities of the Company without the prior written consent of the Underwriter, which consent will not be unreasonably withheld.

(xiv)     The Company will not take, and will cause its affiliates (as such term is defined by Rule 144 of the Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the prices of any security to facilitate the sale or resale of the Transaction Securities.

(xv)     For so long as they are legally required to do so, the Company will use commercial best efforts to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

(b)     The Company agrees to pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the Offering, including the reimbursement of the fees of the Underwriter’s legal counsel, Harter Secrest & Emery LLP, and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, reproduction filing and distribution of the Registration Statement including, but not limited to, all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer-Represented Free Writing Prospectus, all amendments and supplements thereto, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Common Stock to the Underwriter, if any; (iii) the furnishing (including costs of shipping and mailing) to the Underwriter of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, any Issuer-Represented Free Writing Prospectus, and of the several documents required by this section to be so furnished, as may be reasonably requested for use by the Underwriter or by dealers to whom Transaction Securities may be sold in connection with the Offering; (iv) the filing fees of FINRA in connection with its review of the terms of the Offering and reasonable fees and disbursements of counsel for the Underwriter in connection with such review; and (v) inclusion of the Common Stock (and the Common Stock issuable upon exercise of the Warrants) for listing on the NYSE American. Under no circumstances will the Company be obligated to reimburse the Underwriter for more than $50,000 of its expenses. Except to the extent otherwise expressly provided for in this Section 4(b) and the fees in Section 1, neither the Company nor any of its affiliates shall be required to reimburse the Underwriter for any expenses incurred by the Underwriter in connection with this Offering. The Underwriter shall pay its own costs and expenses, including the fees and expenses of legal counsel in connection with the Offering.

(c)     The Company acknowledges and agrees that the Underwriter has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company and the Underwriter with respect to the offering of Transaction Securities contemplated hereby (including in connection with determining the terms of the Offering) and not as a financial advisor, agent or fiduciary to the Company or any other person. Additionally, the Company acknowledges and agrees that the Underwriter has not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary duty to the Company or any other person in connection with any such transaction or the process leading thereto.

(d)     The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to Transaction Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer-Represented Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(e)     During a period of ninety (90) days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, which shall not be unreasonably withheld, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Transaction Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement or the General Disclosure Package, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement or the General Disclosure Package provided that such options shall not be vested and exercisable within the ninety (90) day period referred to above (unless such shares are subject to a Lock-Up Agreement), (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, or (E) the issuance of any securities as set forth on Schedule 4(e).

5.     Indemnification.

(a)     The Company agrees to indemnify, defend and hold harmless the Underwriter, its respective affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), any Issuer-Represented Free Writing Prospectus or in any other materials used in connection with the Offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under applicable law, and will reimburse the Underwriter for its reasonable legal or other out of pocket expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that (y) the Company will only be obligated to reimburse the Underwriter for the cost and expense of one counsel (in addition to any local counsel) and provided further that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the General Disclosure Package or any amendment or supplement thereto or any Issuer-Represented Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and (z) with respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, if any, the indemnity agreement contained in this Section 5(a) shall not inure to the benefit of an Underwriter to the extent that any losses, claims, damages or liabilities of such Underwriter results from the fact that a copy of the Preliminary Prospectus was not given or sent to the person asserting any such loss, claims, damage or liability at or prior to the written confirmation of sale of Securities to such person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)     The Underwriter agrees to indemnify and hold harmless (i) the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the General Disclosure Package or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with evaluating, investigating or defending any such action or claim as such expenses are incurred; provided, however, that the obligation of the Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount and commissions applicable to the Transaction Securities to be purchased by the Underwriter hereunder.

(c)     Any party that proposes to assert the right to be indemnified under this section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with one firm of legal counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

6.     Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5 is due in accordance with its terms but for any reason is unavailable or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the Offering pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6, the Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to Securities purchased by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director or partner of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

7.     Termination.

(a)     This Agreement may be terminated with respect to Securities to be purchased on a Closing Date by the Underwriter by notifying the Company at any time at or before a Closing Date if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Underwriter will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; (ii) there has occurred any outbreak or material escalation of hostilities or acts of terrorism or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriter, inadvisable or impracticable to market Securities or enforce contracts for the sale of Securities; (iii) trading in the any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, the NYSE American or the Nasdaq has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (iv) a banking moratorium has been declared by any state or federal authority; or (v) in reasonable judgment of the Underwriter, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, a Material Adverse Effect, whether or not arising in the ordinary course of business, such as to make it, in the reasonable judgment of the Underwriter, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities.

(b)     If this Agreement is terminated pursuant to any of its provisions, the Company will not be under any liability to any Underwriter, and the Underwriter shall not be under any liability to the Company, except that (y) the Company will reimburse the Underwriter only for all actual, accountable out-of-pocket expenses (including the reasonable fees and disbursements of Harter Secrest & Emery LLP, its counsel) reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Securities or in contemplation of performing its obligations hereunder subject to a cap of $25,000 and (z) if the Underwriter failed or refused to purchase Transaction Securities agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, the Underwriter shall not be relieved of liability to the Company for damages occasioned by its failure or refusal.

8.     Miscellaneous.

(a)     The respective agreements, representations, warranties, indemnities and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or the Company, or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Securities. In addition, the provisions of Sections 4(b), 5, 6, 7 and 9(a) shall survive the termination or cancellation of this Agreement.

(b)     This Agreement has been and is made for the benefit of the Underwriter, the Company, and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriter, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Securities from the Underwriter merely because of such purchase.

(c)     All notices and communications hereunder shall be in writing and mailed or delivered or by email if subsequently confirmed in writing, (a) if to the Underwriter, c/o Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174, Attention: Equity Capital Markets, with a copy to Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174, Attention: General Counsel, and to Harter Secrest & Emery LLP, 1600 Bausch & Lomb Place, Rochester, NY 14604, Attention: Alexander R. McClean, and (b) if to the Company, to the Company’s agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to Golenbock Eiseman Assor Bell & Peskoe LLP, 711 Third Avenue, New York, NY 10017, Attention: Lawrence M. Bell.

(d)     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard for conflict of laws principles. Each of the parties hereto hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The parties agree, to the extent permitted by law, to waive their rights to a jury trial in any proceeding arising out of this Agreement.

(e)     If any term or provision of this Agreement or the performance thereof will be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provisions of this Agreement and this Agreement will be valid and enforced to the fullest extent permitted by law.

(f)     The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

(g)     This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior or contemporaneous written or oral agreements, understandings, promises and negotiations with respect to the subject matter hereof.

(h)     In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.

(i)     This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Underwriter.

(j)     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts may be delivered by facsimile, by e-mail delivery of a “pdf” format data file, or by other electronic signature, which counterparts shall be valid as if original and which delivery shall be valid delivery thereof.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

MILESTONE SCIENTIFIC INC.

By:	/s/ Leonard Osser
Name:	Leonard Osser
Title:	Interim Chief Executive Officer

Agreed to and confirmed:

UNDERWRITER

MAXIM GROUP LLC

By:	/s/ Clifford Teller
Name:	Clifford Teller
Title:	Executive Managing Director
Head of Investment Banking

[Signature page to Underwriting Agreement]

Schedule I

Free Writing Prospectus

None.

Schedule II

Lock-up Signatories

Leslie Bernhard

Leonard Osser

Brent Johnston

Leonard M. Schiller

Gian Domenico Trombetta

Neal Goldman

Michael McGeehan

Joseph D'Agostino